UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2016

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CNB Financial Corporation (the “Corporation”) and the CNB Bank (the “Bank”) entered into an executive employment contract (the “Employment Agreement”), dated May 17, 2016, with Joseph B. Bower, Jr., President of the Corporation and President and Chief Executive Officer of the Bank. Except as provided below, the terms of the Employment Agreement are substantially consistent with the terms of Mr. Bower’s prior executive employment contract, effective January 1, 2010 (the “Prior Agreement”), which is no longer in effect and has been superseded by the Employment Agreement.

A summary of the material terms of the Prior Agreement is contained the Corporation’s Current Report on Form 8-K filed on March 9, 2012, is applicable to the Employment Agreement in all respects except for the Employment Agreement’s term, and is incorporated herein by reference. The Employment Agreement is for a three-year term commencing on January 1, 2016 and ending on December 31, 2018, and may be extended by ratification of the Corporation’s Board of Directors for a one (1)-year term ending on December 31, 2019.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Employment Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive employment contract with Joseph B. Bower, Jr., dated May 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: May 20, 2016	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive employment contract with Joseph B. Bower, Jr., dated May 17, 2016.